Registration No. 333-

As filed with the Securities and Exchange Commission December 21, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAS NATURAL INC.

(Exact name of registrant as specified in its charter)

Ohio	27-3003768
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1 First Avenue South

Great Falls, Montana 59401

800-570-5688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin J. Degenstein

President and Chief Operating Officer

Gas Natural Inc.

1 First Avenue South

Great Falls, Montana 59401

800-570-5688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Christopher J. Hubbert, Esq.

Kohrman Jackson & Krantz P.L.L.

1375 East Ninth Street, 20th Floor

Cleveland, Ohio 44114

216-696-8700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.015 per share	(2)	(2)	(2)	$6,820(3)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, dividends or similar transactions, or pursuant to the anti-dilution provisions of any such securities.
(2)	An indeterminate number of shares of common stock are registered for issuance by the Registrant as may from time to time be issued hereunder at indeterminate prices, provided that the aggregate offering price of common stock offered by the Registrant hereunder will not exceed $50,000,000.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED DECEMBER 21, 2012

PROSPECTUS

$50,000,000 of Common Stock

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may from time to time offer shares of our common stock at prices and on terms determined at the time we offer the shares, up to an aggregate public offering price of $50,000,000. We will provide the specific terms of these offers and sales in supplements to this prospectus.

Our common stock may be sold directly, through agents designated from time to time by us, or to or through underwriters or dealers, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of our common stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section of this prospectus captioned “Plan of Distribution.” Our net proceeds from the sale of our common stock will be set forth in the relevant prospectus supplement. No common stock offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering.

We are a natural gas utility with operations in Kentucky, Maine, Montana, North Carolina, Ohio, Pennsylvania and Wyoming. We also market and distribute natural gas and conduct interstate pipeline operations in Montana and Wyoming.

Our common stock is listed on the NYSE MKT stock exchange under the symbol “EGAS.” The last reported sales price of our common stock on December 20, 2012 was $9.43 per share.

Investing in our common stock involves risks. You should carefully review the section captioned “Risk Factors” beginning on page 2 of this prospectus regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the SEC). Under this shelf registration process, we are registering our common stock described in this prospectus up to an aggregate amount of $50,000,000 and we may sell our stock in one or more offerings.

This prospectus provides a general description of the shares of common stock we may offer. Each time we sell our stock, we will file a prospectus supplement that will contain specific information about the terms of that offering. See “Plan of Distribution.” The prospectus supplement may also add, update or change information contained in this prospectus. Before investing in our common stock, you should carefully review both this prospectus and any applicable prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Any statement that we make in this prospectus that is inconsistent with a statement made by us in a prospectus supplement will be deemed to be modified or superseded by the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to give any information or make any representation about us or itself that is different from, or in addition to, that contained in this prospectus or in any of the documents that we have incorporated by reference into this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the common stock offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated or the context requires otherwise, references to “we,” “us,” the “Company” and “Gas Natural” refer to Gas Natural Inc. and its consolidated subsidiaries.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. Forward-looking statements are only predictions and not guarantees of performance and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events.

Although we believe that the expectations, estimates and projections reflected in the forward-looking statements are based on reasonable assumptions when they are made, we can give no assurance that these expectations, estimates and projections can be achieved. We believe the forward-looking statements in this prospectus are reasonable; however, you should not place undue reliance on any forward-looking statement, as they are based on current expectations. Future events and actual results may differ materially from those discussed in the forward-looking statements. Factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•	our ability to integrate any newly-acquired operations, including but not limited to John D. Marketing Company, LLC, into a cohesive operating unit with ours in a timely manner,

•	fluctuating energy commodity prices,

•	the possibility that regulators may not permit us to pass through all of our costs to our customers,

•

the impact of the Federal Energy Regulatory Commission and state public service commission statutes, regulations, and actions, including allowed rates of return, and the resolution of other regulatory matters,

•	the impact of weather conditions and alternative energy sources on our sales volumes,

•

future utilization of pipeline capacity, which can depend on energy prices, competition from alternative fuels, the general level of natural gas and propane demand, decisions by customers not to renew expiring supply contracts and weather conditions,

•	the ability to obtain adequate supplies of propane for retail sale in the event of an interruption in supply or transportation and the availability of capacity to transport propane to customers,

•	changes in federal or state laws and regulations to which we are subject, including tax, environmental, and employment laws and regulations,

•	the ability to meet financial covenants imposed by lenders,

•	the effect of changes in accounting policies, if any,

•	the ability to manage our growth,

•	the ability to control costs,

•	the ability of each business unit to successfully implement key systems, such as service delivery systems,

•	our ability to develop expanded markets and product offerings and our ability to maintain existing markets,

•	our ability to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002,

•	our ability to obtain governmental and regulatory approval of various expansion or other projects, including acquisitions, and

•	other factors described under “Risk Factors” in this prospectus and in our filings with the SEC.

OUR COMPANY

Gas Natural is a natural gas company, primarily operating local distribution companies in seven states and serving approximately 70,000 customers. Our natural gas utility subsidiaries are Bangor Gas Company (Maine), Brainard Gas Corp. (Ohio), Cut Bank Gas Company (Montana), Energy West Montana Inc. (Montana), Energy West Wyoming Inc. (Wyoming), Frontier Natural Gas (North Carolina), Northeast Ohio Natural Gas Corporation (Ohio), Orwell Natural Gas Company (Ohio and Pennsylvania) and Public Gas Company (Kentucky). Our operations also include production and marketing of natural gas, gas pipeline transmission and gathering and propane operations. Approximately 91% of our revenues in 2011 were derived from our utility operations. The Company was originally incorporated in Montana in 1909. Our mailing address is 1 First Avenue South, Great Falls, Montana 59401 and our phone number is 800-570-5688.

We operate under four primary business segments:

Natural Gas Operations. We annually distribute approximately 32 billion cubic feet of natural gas to approximately 70,000 customers through regulated utilities operating in Kentucky, Maine, Montana, North Carolina, Ohio, Pennsylvania and Wyoming.

Pipeline Operations. We own the Shoshone interstate and the Glacier gathering natural gas pipelines located in Montana and Wyoming through our subsidiary Energy West Development, Inc.

Marketing and Production Operations. We annually market approximately 1.2 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming and manage midstream supply and production assets for transportation customers and utilities through our subsidiary, Energy West Resources, Inc. Energy West Resources holds lease mineral rights to 20,000 acres in Glacier and Toole Counties in Montana and owns an average 51% gross working interest (average 43% net revenue interest) in 160 natural gas producing wells and gas gathering assets in Glacier and Toole Counties in Montana.

Propane Operations. We acquired the propane operations in August 2011 and we deliver liquid propane, heating oil and kerosene to approximately 4,300 residential, commercial and agricultural customers in North Carolina and Virginia through our subsidiary, Independence Oil, LLC.

RISK FACTORS

Investing in our common stock involves risks. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2011 and any changes to those risk factors described in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and the other risk factors and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. The occurrence of any of these risks could seriously harm our business, financial condition or results of operations. Please also refer to the section above captioned “Forward-Looking Statements.”

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our common stock offered by this prospectus for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation provide that we are authorized to issue 15.0 million shares of common stock, par value $0.15 per share, and 1.5 million shares of preferred stock, par value $0.15 per share.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders, including the election of directors. Cumulative voting is not permitted in the election of directors.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine.

Liquidation Rights

In the event of our liquidation, dissolution, or winding up, our common shareholders will receive ratably any net assets that remain after the payment of all of our debts and other liabilities, subject to the senior rights of any preferred stock then outstanding.

Other

Our shares of common stock are not convertible into any other security and do not have any preemptive rights, conversion rights, redemption rights or sinking fund provisions. The rights, preferences and privileges, including voting rights, of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that the board may designate and issue in the future. There are currently no preferred shares outstanding. All of our outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 1.5 million shares of preferred stock, in one or more series with such designations, relative rights, preferences, voting rights, limitations, dividend rates, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights, and other provisions as the board may fix or determine. Any series of preferred stock may have rights and privileges superior to those of common stock.

No shares of preferred stock have been issued to date, nor do we have any currently designated shares of preferred stock. We currently have no plans to issue any shares of preferred stock.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation, Code of Regulations and the Ohio General Corporation Law

The provisions of our articles of incorporation and code of regulations and of Ohio law summarized below may have the effect of discouraging, delaying or preventing a hostile takeover, including one that might result in a premium being paid over the market price of our common stock, and discouraging, delaying or preventing changes in the control or management of our company.

Articles of Incorporation and Code of Regulations

No Cumulative Voting. Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority shareholder to elect a director. Our articles of incorporation deny shareholders the right to vote cumulatively.

Authorized But Unissued Shares. Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining shareholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Gas Natural by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our code of regulations provides that shareholders seeking to bring business before, or nominate candidates for election as directors at, meetings of shareholders must provide timely notice to us in writing. To be timely for an annual meeting, a shareholder’s notice must be received at our principal office not less than 60 days nor more than 120 days prior to the first anniversary date of the previous year’s annual meeting. Our code of regulations also prescribes the information required in a shareholder’s notice. These provisions may preclude shareholders from bringing business before, or making nominations for directors at, meetings of shareholders.

Ohio Law

Merger Moratorium Statute. Chapter 1704 of the Ohio Revised Code, known as the Merger Moratorium Statute, generally prohibits a wide range of business combinations and other transactions between a publicly-traded Ohio corporation and any person that owns shares representing at least 10% of the voting shares outstanding for three years after the person crosses the 10% threshold, unless prior to crossing the threshold:

•	the board approved for purposes of Chapter 1704 the acquisition that resulted in the interested shareholder crossing the 10% threshold, or

•	the board approved the business combination or other affected transaction.

The Merger Moratorium Statute was designed to prevent many of the self-dealing activities that often accompany highly leveraged acquisitions by preventing an interested shareholder from using the Ohio corporation or its assets or shares for its special benefit without prior board approval. In adopting this statute, Ohio intended to encourage potential acquirers to negotiate with the board of directors of any Ohio corporation to ensure that the shareholders receive fair and equitable consideration for their shares. However, because of the three year moratorium and the requirement for the approval of the business combination or other affected transaction even after the moratorium period, and the fact that the moratorium may not be lifted regardless of the amount of voting stock acquired and regardless of whether a significant percentage of the shareholders approve of the business combination or other transaction, the Merger Moratorium Statute could deter a potential acquirer from making a takeover offer, particularly a hostile offer.

Control Share Acquisition Statute. In addition to the Merger Moratorium Statute, Ohio has adopted Ohio Revised Code Section 1701.831, known as the Control Share Acquisition Statute. The Control Share Acquisition Statute requires shareholder approval of any acquisition, directly or indirectly, by any person, of shares that, together with shares already owned, would entitle the person to exercise more than 20%, 33% or 50% of the total voting shares outstanding. The control share acquisition must be approved in advance by the holders of:

•	at least a majority of the outstanding voting shares represented at a meeting at which a quorum is present, and

•

the holders of a majority of the portion of the voting shares outstanding represented at the meeting, excluding voting shares owned by the acquiring shareholder, owned by officers and employee-directors of the corporation, or that are acquired between the date of the first public disclosure of the proposed control share acquisition and the record date of the meeting to approve the proposed control share acquisition if the owner of such shares paid consideration that exceeds $250,000 or the number of shares acquired exceeds 0.5% of the voting shares outstanding.

The stated purpose of Ohio’s Control Share Acquisition Statute is to give shareholders of an Ohio public corporation a reasonable opportunity to express their views on a proposed shift in control and in that way to reduce the coercion inherent in an unfriendly takeover. However, because of the shareholder vote requirement and the potential difficulties in obtaining the required vote, the Control Share Acquisition Statute could deter a potential acquirer from making a takeover offer.

Ohio Natural Gas Utility Control Bid Statute. Another control bid statute (apart from the Control Share Acquisition Statute) applies only to hostile control bids for securities of natural gas companies or their parent holding companies. Section 4905.403 of the Ohio Revised Code applies to any offer to purchase from an Ohio resident, by a tender offer or otherwise, equity securities of a natural gas company in Ohio that is a public utility, or equity securities of a holding company that controls such a gas company, if after the purchase the offeror would be the direct or indirect beneficial owner of over 10% of a class of equity securities of the gas company or parent holding company. Section 4905.403 only applies to hostile bids. It does not apply to acquisitions if the target company’s directors approved the acquisition before the bidder became the owner of more than 10% of any class of the target’s equity securities.

If a control bid is covered by the statute, the offeror must file the bid with the Public Utilities Commission of Ohio (PUCO) at the time it is made. Within three days of the filing, the PUCO must fix a time for a hearing on whether the acquisition will promote public convenience in Ohio and will result in adequate natural gas service in Ohio by the company at a reasonable rate. Within 20 days of the filing (or a later date agreed to by both the bidder and the target), the PUCO is to issue a public report on its findings. The statute does not permit the PUCO to suspend the control bid. Essentially the legislation requires companies to explain on the record how their hostile takeover bids would benefit Ohio consumers, businesses and communities. Section 4905.403 attempts to protect Ohio consumers through disclosure and public awareness of the control bid’s impact.

Other Provisions of Ohio Law. Section 1707.043 of the Ohio Revised Code provides a corporation, or in certain instances the shareholders of the corporation, a cause of action to recover profits realized under certain circumstances by persons who dispose of securities of the corporation within 18 months after proposing to acquire the corporation. Also, Section 1707.041 of the Ohio Revised Code imposes advance filing and notice requirements for tender offers for more than 10% of certain Ohio corporations.

PLAN OF DISTRIBUTION

We may sell our common stock in one or more of the following ways from time to time:

•	to or through underwriters or dealers,

•	by ourselves directly,

•	through agents,

•	through a combination of any of these methods of sale, or

•	through any other methods described in a prospectus supplement.

The prospectus supplements related to an offering of common stock will set forth the terms of that offering, including:

•	the name or names of any underwriters, dealers or agents,

•	the purchase price of the common stock and the proceeds to Gas Natural from the sale, and

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation.

If a dealer is used in the sale of common stock, we may sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

The underwriters, dealers and agents participating in any distribution of the common stock may be deemed to be underwriters under the Securities Act of 1933, as amended (the Securities Act), and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the common stock originally sold by the dealers is purchased in covering transactions to cover syndicate short positions. These transactions, if commenced, may be discontinued by the underwriters at any time.

One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreement and may provide other commercial banking, investment banking and financial advisory services to us and/or our subsidiaries and affiliates from time to time in the ordinary course of business for which they have received customary fees and expenses.

During such time as we may be engaged in a distribution of the common stock covered by this prospectus we are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act). With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

LEGAL MATTERS

Certain legal matters with respect to the shares of our common stock offered by this prospectus will be passed upon for us by Kohrman Jackson & Krantz P.L.L., Cleveland, Ohio. Any underwriters, dealers or agents will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The consolidated financial statements and financial statement schedules as of and for the year ended December 31, 2011, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, were audited by ParenteBeard LLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules are, and audited financial statements and financial statement schedules to be included in subsequently filed documents will be, incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and financial statement schedules as of and for the year ended December 31, 2010, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, were audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules are, and audited financial statements and financial statement schedules to be included in subsequently filed documents will be, incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 as filed on April 10, 2011, and as amended as filed on April 30, 2012 (File No. 001-34585),

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 as filed on May 14, 2012 (File No. 001-34585),

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 as filed on August 14, 2012 (File No. 001-34585),

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 as filed on November 13, 2012 (File No. 001-34585),

•	Our Current Report on Form 8-K filed on December 17, 2012 (File No. 001-34585),

•	our Proxy Statement on Schedule 14A for our 2012 Annual Meeting of Shareholders as filed on November 19, 2012 (File No. 001-34585), and

•

any future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

You may request copies of these filings, at no cost, by writing or calling us at:

Gas Natural Inc.

1 First Avenue South

Great Falls, Montana 59401

Attn: Kevin J. Degenstein, President and Chief Operating Officer

Telephone: 800-570-5688

Our SEC filings are also available on our website at www.egas.net. The other information on our website is not, and you must not consider the information to be, a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC upon payment of fees prescribed by the SEC and paying a fee for the copying cost. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be paid by Gas Natural Inc. in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$6,820
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and mailing fees	*
Miscellaneous	*
Total	*

*	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of common stock.

Item 15. Indemnification of Directors and Officers

Our articles of incorporation require us to indemnify our directors and officers to the greatest extent permitted by law, including advancement of funds reasonably required to defend actions against our directors and officers. Our articles require us to indemnify directors and officers whether or not they continue to hold office at the time they incur expenses or discharge liabilities.

Section 1701.13 of the Ohio General Corporation Law (the OGCL) provides circumstances in which it is permissible for Ohio corporations to indemnify their directors and officers. Because our articles require us to indemnify directors and officers to the maximum extent permissible under the law, we must provide indemnification if those circumstances exist. Those circumstances are as follows. First, directors and officers must have met a standard of conduct requiring that they acted:

•	in good faith,

•	with reasonable belief that their conduct was in our best interests (or when not acting in an official capacity, at least not opposed to our best interests), and

•	if the proceeding is criminal in nature, without reasonable cause to believe their conduct was unlawful.

Section 1701.13 provides limits and prohibitions on indemnification in derivative actions and other actions brought by or in the right of the corporation:

•	limited to reasonable expenses incurred (as opposed to damages owed by the director or officer for liability),

•	prohibited if the director or officer was adjudged liable to us (unless the court determines, in view of all the circumstances, that the person is fairly and reasonably entitled to indemnity), and

•	prohibited with respect to directors if the only liability asserted against the director is for loans or dividends or distributions that are contrary to law or the articles of incorporation.

Finally, our determination that indemnification is proper under these requirements must be made by a majority vote of a quorum of directors who are not party to the proceeding (or a committee of directors if a quorum cannot be obtained), special legal counsel or a shareholder vote (in which case shares held by the director in question may not be voted).

Also, Ohio law and our articles require us to advance reasonable expenses incurred by directors and officers who are parties to proceedings if certain conditions are met. First, the director or officer must furnish to us a written affirmation that he or she believes, in good faith, that he or she met the required standard of conduct and if ultimately found not to have met the standard of conduct will repay the advancement. Second, we must determine (with the facts then known) that indemnification would not be precluded because of a failure to meet the standard of conduct required for indemnification and that indemnification is not otherwise precluded under the OGCL. The OGCL precludes indemnification of a director where the only allegations against the director are for loans or dividends or distributions that are contrary to law or the articles of incorporation. Third, our articles do not require that we advance expenses to an officer in a proceeding by the Company on its own behalf. Additionally, our determination to advance expenses must be made in the same manner as our determination that indemnification is permissible; that is, it must be made by a quorum of disinterested directors, special legal counsel or the shareholders.

The OGCL also provides circumstances in which it is mandatory that we indemnify our directors and officers for reasonable expenses incurred in connection with a proceeding regardless of any contrary provision of our articles or other governing documents. Where directors or officers are wholly successful on the merits or otherwise, indemnification for reasonable expenses incurred is required.

Item 16. Exhibits

The exhibits to the registration statement required by Item 601 of Regulation S-K are listed in the exhibit index on page II-6.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus required to be filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430(A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on December 21, 2012.

GAS NATURAL INC.

By:	/s/ Thomas J. Smith
Thomas J. Smith
Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)

Each person whose signature appears below hereby constitutes and appoints Kevin J. Degenstein, Thomas J. Smith and Richard M. Osborne, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard M. Osborne Richard M. Osborne	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	December 21, 2012

/s/ Kevin J. Degenstein Kevin J. Degenstein	Chief Operating Officer and President	December 21, 2012

/s/ Thomas J. Smith Thomas J. Smith	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 21, 2012

/s/ W.E. Argo W.E. Argo	Director	December 21, 2012

/s/ Wade F. Brooksby Wade F. Brooksby	Director	December 21, 2012

/s/ Nicholas U. Fedeli Nicholas U. Fedeli	Director	December 21, 2012

/s/ John R. Male John R. Male	Director	December 21, 2012

/s/ Gregory J. Osborne Gregory J. Osborne	Director	December 21, 2012

/s/ Michael T. Victor Michael T. Victor	Director	December 21, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation of Gas Natural Inc., dated July 15, 2010 (1)

3.2	Code of Regulations of Gas Natural Inc., dated July 15, 2010 (2)

5.1**	Opinion of Kohrman Jackson & Krantz P.L.L.

23.1**	Consent of ParenteBeard LLC

23.2**	Consent of Hein & Associates LLP

23.3	Consent of Kohrman Jackson & Krantz P.L.L. (included in Exhibit 5.1)

24**	Power of Attorney (included on the signature page hereto)

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith
(1)	Incorporated by reference to Exhibit 3.1 to Gas Natural Inc.’s Form S-1/A, as filed with the SEC on July 15, 2010
(2)	Incorporated by reference to Exhibit 3.2 to Gas Natural Inc.’s Form S-1/A, as filed with the SEC on July 15, 2010